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                                                                   EXHIBIT 10.96

                              EMPLOYMENT AGREEMENT

                  AGREEMENT dated as of August 3, 1997, between Robert J. Sullivan (the "Executive") and HENRY SCHEIN, INC., a Delaware corporation (the "Company").

                  The Executive is presently the Chairman of Sullivan Dental Products, Inc. ("Sullivan").

                  The Company and Sullivan are parties to an Agreement and Plan of Merger dated August 3, 1997 (the "Merger Agreement"), pursuant to which it is contemplated that HSI Acquisition Corp., a wholly-owned subsidiary of the Company, will be merged with and into Sullivan.

                  The Company desires to secure the continued services of the Executive, and the Executive desires to continue to provide services to the Company at and after the Effective Time, as that term is defined in the Merger Agreement. Accordingly, the parties hereto are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the Executive's retention by the Company commencing as of the Effective Time.

                  The parties agree as follows:

                  1. Employment. The Company shall retain the Executive, as of the Effective Time, and the Executive shall provide services to the Company, subject to and upon the terms and conditions set forth in this Agreement; provided, however, that this Agreement shall terminate and be of no further force or effect if the Executive shall have died or, in the reasonable judgment of the Company, become disabled (as defined in Section 7(a)(i)), or if he is terminated by Sullivan for cause (as hereinafter defined), in any such case, prior to the Effective Time.

                  2.       Duties.

                  (a) At all times during his employment with the Company, the Executive shall, subject to the direction and control of the Board of Directors of the Company and the Chairman of the Company, provide such executive services of an advisory and consultative nature and perform such functions as he may be called upon by such Board or Chairman to perform, consistent with his prior duties as Chairman of Sullivan.

                  (b) The Executive shall devote his full time and reasonable best efforts to the performance of his duties hereunder; and, to the extent requested by the Board of Directors of the Company or the Chairman of the Company, render such executive services for any other subsidiary or affiliated business of the Company. Notwithstanding the foregoing, the Executive

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may devote time and effort to charitable activities and (subject to the provisions of Section 8) to his activities in connection with Dash Medical Gloves, Inc. and Dash Medical Gloves Sdn Bhd, provided that such activities do not interfere with the Executive fulfilling his obligations under this Agreement.

                  (c) The Company shall not require the Executive to maintain his principal office anywhere other than within a 50 mile radius of Sullivan's principal executive offices in West Allis, Wisconsin, provided that the Executive shall travel on the Company's behalf within and outside such area to the extent reasonably necessary to perform his duties hereunder.

                  3.       Compensation.

                  (a) The Company shall pay to the Executive for all services to be rendered by him pursuant to this Agreement a salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000), payable in accordance with the Company's practices with respect to its senior executives as in effect from time to time ("Company's Practices"). Such salary rate shall be increased each year beginning in 1999 by an amount determined by the Company in accordance with the Company's Practices, but in any event such amount shall be no less than the percentage increase in the cost of living over the preceding year.

                  (b) At the Effective Time, the Executive shall be granted options to purchase shares of common stock, par value $.01 per share ("Common Stock"), of the Company in accordance with the stock option agreement attached hereto as Exhibit A (the "Option Agreement").

                  (c) At the Effective Time, the Executive shall be paid the sum of Five Hundred Fifty Thousand Dollars ($550,000) as an inducement to enter into this Agreement.

                  4. Working Conditions and Benefits. While employed by the Company hereunder:

                  (a) The Executive shall be entitled to four (4) weeks of paid vacation per year, in accordance with the Company's Practices and shall be entitled to sick leave and personal time in accordance with the Company's policies for its senior executives.

                  (b) The Executive shall be authorized to incur reasonable and necessary expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items, all in accordance with the Company's Practices. The Company shall reimburse the Executive for all such expenses, upon presentation by the Executive of an itemized account of such authorized expenditures in accordance with the Company's Practices with respect to expense reimbursement.

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                  (c) The Company in accordance with Sullivan's prior practices
(x) shall provide the Executive an automobile for business use and (y) shall pay for certain expenses incurred in connection with such use.

                  (d) The Company shall provide to the Executive to the full extent provided for under the laws of the Company's state of incorporation and the Company's By-Laws, indemnification for any claim or lawsuit which may be asserted against the Executive with respect to his capacity as an officer or employee of the Company, provided that said indemnification is not in violation of any Federal or state law, rule or regulation. The indemnification obligation of the Company shall survive the termination of this Agreement.

                  5. Other Benefits. While providing services to the Company hereunder the Executive shall be entitled to participate in all benefit, welfare and perquisite plans, policies and programs, in accordance with the terms thereof and in accordance with the Company's Practices (the "Benefit Programs").

                  6. Term. The Executive's employment hereunder shall commence at the Effective Time and shall continue until the earlier of (a) the third anniversary of the Effective Time, (b) his death, or (c) termination of employment pursuant to Section 7 hereof.

                  7. Termination.

                  (a) Notwithstanding anything herein contained, if on or after the Effective Time and prior to the third anniversary of the Effective Time, (i) the Executive shall have been determined by the Board of Directors of the Company to have become "Permanently Disabled" or (ii) the Executive shall have furnished the Company with Cause for his discharge then, and in any such case, the Company shall have the right, by notice given to the Executive to terminate the Executive's employment as of a date to be specified in such notice. Cause shall be defined as: (A) the Executive shall be convicted of a felony involving fraud, dishonesty or moral turpitude (other than ordinary traffic infractions),
(B) action by the Executive involving willful malfeasance having a material adverse effect on the Company, or (C) any other willful action by the Executive constituting a material breach of this Agreement which causes or is reasonably likely to cause material economic or reputational injury to the Company or its affiliates. For purposes hereof, the term "Permanently Disabled" shall mean a condition (certified by two licensed physicians, one selected by the Company and one by the Executive and each reasonably satisfactory to the other party) rendering the Executive unable to perform his responsibilities under this Agreement for a period of 180 days, whether or not continuous, in any period of 12 months.

                  (b) Upon the Executive's death, termination of the Executive's employment pursuant to Section 7(a) or the voluntary termination of his employment hereunder, the Executive (or his estate, as the case may be) shall be entitled to receive only his salary at the rate provided in Section 3(a) to the date of termination.

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                  (c) Upon termination of the Executive's employment hereunder by the Company without Cause the Executive shall be entitled to receive (i) his annual compensation at the rate provided in Section 3(a) to the date of termination, (ii) continuation of the Executive's annual compensation for a period after the date of such termination equal to the unexpired term of this Agreement but in no event less than twelve months at the rate in effect at such date of termination and (iii) for a period following such termination equal to the unexpired term of this Agreement, continuation of the participation of the Executive and his spouse and dependent children, if any, in all health and medical benefit plans, policies and programs in effect from time to time with respect to the most senior executive officers of the Company and their families generally (at the same levels and at the same cost, if any, as provided to such officers generally).

                  8. Confidentiality and Non-Competition. In view of the unique and valuable services it is expected the Executive will render to the Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and in consideration of (i) Five Hundred Fifty Thousand Dollars ($550,000) payable within 60 days of the third anniversary of the date of this Agreement and (ii) the compensation to be received hereunder, the Executive agrees that he will not, during his employment with the Company and for five years thereafter except on behalf of the Company: (a) directly or indirectly engage or have an interest (whether as owner, partner, lender, consultant, employee, agent, supplier, distributor or otherwise) in any business, activity or enterprise which competes with any material businesses or operations of the Company or any of the Company's affiliates (including Sullivan) at any time during his employment with the Company; provided, however, that Executive may be employed by or otherwise interested in the businesses listed on Schedule 1; (b) directly or indirectly employ or otherwise engage, or offer to employ or otherwise engage, any person who is then (or was at anytime within three months prior to the time of such employment, engagement or offer thereof) an employee, sales representative or agent of the Company or any of the Company's affiliates (including Sullivan); or (c) solicit any business from any person or entity that during his employment with the Company has been a customer of the Company or any of the Company's affiliates (including Sullivan) or directly or indirectly induce or influence any customer, supplier or other person that has a business relationship with the Company or any of the Company's affiliates (including Sullivan) to discontinue or reduce the extent of such relationship with the Company or any of the Company's affiliates (including Sullivan). In addition, the Executive shall never use or divulge (unless available in the public domain not due to the Executive's disclosure in violation of this Agreement) any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or other information concerning the Company or its affiliates that is confidential, except on behalf of the Company, and shall not knowingly make false or misleading or negative statements, either orally or in writing, about the Company or its affiliates (including Sullivan), or their respective directors, officers or employees. Because the breach or attempted breach of this
Section 8 will result in immediate and irreparable injury to the Company for which the Company will not have an adequate remedy at law, the Company shall be entitled, in addition to all other remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security. The provisions of this Section 8 are in addition to and

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independent of any agreements or covenants contained in any other agreement between the Company and the Executive. If any restriction contained in this
Section 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Notwithstanding the foregoing the Executive (i) may have an interest (whether as owner, partner, lender, consultant, employee or agent, but not as a distributor or supplier) in any manufacturer that sells its products exclusively and directly to health care practitioners rather than through distributors or
(ii) hold up to 2% of the outstanding shares of any class of stock of a publicly traded entity.

                  9. Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of the parties. The waiver by either party of any breach or violation of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach.

                  10. Notice. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

         If to the Company, addressed to:

                  Henry Schein, Inc.
                  135 Duryea Road
                  Melville, New York 11747
                  Attention:  Mark E. Mlotek, Esq.

         With a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention:  Robert A. Cantone, Esq.

         If to the Executive, addressed to:

                  Robert J. Sullivan, Vice Chairman

                  Henry Schein, Inc.
                  c/o Sullivan Dental Products, Inc.
                  10920 West Lincoln Avenue
                  West Allis, Wisconsin  53227

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         With a copy to:

                  Wolfe, Wolfe & Ryd
                  20 North Wacker Drive, Suite 3550
                  Chicago, IL  60606
                  Attention: Kerry Wolfe, Esq.

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

                  11. Further Agreement. In the event that any amounts paid or payable to the Executive pursuant to this Agreement shall adversely affect the qualification of the Merger (as defined in the Merger Agreement) as a pooling of interests, then the Company and the Executive shall endeavor in good faith to modify such payments so that they will not adversely affect the Merger as a pooling of interests for financial reporting purposes; provided, however, that the parties shall, in any event, carry out the intent of this Agreement.

                  12. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  13. Entire Agreement; Benefit. This Agreement constitutes the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and all prior employment or other compensation or compensation continuation agreements and arrangements between the Executive and Sullivan. This Agreement shall inure to and shall be binding upon the parties hereto, the successors and assigns of the Company and the heirs and personal representatives of the Executive.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

                  15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                 ------------------------------------
                                 Robert J. Sullivan

                                 HENRY SCHEIN, INC.

                                 By:_________________________________
                                     Authorized Officer


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                                                                Schedule 1

1.       Dash Medical Gloves, Inc.

2.       Dash Medical Gloves Sdn Bhd

In each case only to the extent that, except for their current principal business activities, the above companies do not engage in any activities that would otherwise be prohibited by Section 8.